March 28, 2018

Plantronics to Acquire Polycom for $2 billion

Creating the communications and collaboration gold-standard so good ideas are seen and heard

•	Accelerates and expands Plantronics vision and market opportunity to be the preferred communications and collaboration touch point

•	Creates the broadest portfolio of communications and collaboration endpoints for the $39.9B UCC industry (Frost and Sullivan, 2018)

•	Establishes critical relevance to create differentiation from insights and interoperability

•	Expected to be immediately accretive to Non-GAAP EPS

•	Expect $75 million in annual run-rate cost synergies within 12 months of transaction close

SANTA CRUZ, Calif., March 28, 2018 (GLOBE NEWSWIRE) -- Plantronics (NYSE: PLT) and Polycom today announced that they have entered into a definitive agreement under which Plantronics will acquire Polycom in a cash and stock transaction valued at $2.0 billion enterprise value. The transaction has been unanimously approved by the boards of directors of both companies, is subject to regulatory approvals and other customary closing conditions, and is expected to close by the end of the third calendar quarter of 2018.

Compelling Strategic Rationale

With the acquisition of Polycom, Plantronics will become the partner of choice for the communications and collaboration ecosystem. The combination:

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Accelerates Plantronics Strategy. Polycom brings a global leadership position in voice and video collaboration, accelerating Plantronics vision of delivering new communications and collaboration experiences.

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Broadens Portfolio.  With the addition of Polycom, Plantronics will have the broadest portfolio of complementary products and services across the global communications and collaboration ecosystem, and the ability to create exceptional user experiences.

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Expands Market Opportunity.  The combination positions Plantronics to capture additional opportunities across the $39.9B Unified Communications and Collaboration industry driven by innovation in video and the ubiquity of audio, building growth opportunities through data analytics and insight services.

•	Augments Services Business. Polycom significantly expands Plantronics services offering, providing a meaningful presence in management and analytics services.

Today's news will further accelerate Plantronics vision of an enterprise that is able to leverage powerful analytics, video and audio touchpoints to ignite all new communications and collaboration experiences. According to Joe Burton, President and Chief Executive Officer, Plantronics, "With the addition of Polycom's solutions across video, audio and collaboration we will be able to deliver a comprehensive portfolio of communications and collaboration touch points and services to our customers and channel partners. This will put Plantronics in an ideal position to solve for today's enterprise collaboration requirements while capitalizing on market opportunities associated with the evolving, intelligent enterprise.”

“Polycom has returned to growth by focusing on building strong ecosystem partnerships and delivering innovative, smart solutions for our customers and partners," said Mary T. McDowell, Chief Executive Officer, Polycom. "Bringing Plantronics and Polycom together will broaden the breadth of solutions available to customers and partners and create a consistent end-user experience across many collaboration applications and devices. As one company, Plantronics and Polycom will make it even easier for all customers to solve big-business problems through human-to-human connections.”

“Siris recognizes the incredible opportunity in the Unified Communications industry and has been focused on building momentum in the industry for several years,” said Frank Baker, Founder and Managing Partner, Siris Capital. “We are excited about the long-term value that the combination of Plantronics and Polycom will create for customers, partners, stakeholders and employees.”

Polycom is a Leading Global provider of Communications and Collaboration Technologies

Polycom is privately held and has been an innovator in personal collaboration, group collaboration, and services (including customer care, managed and professional services, and cloud services for interoperability, management, and analytics). For CY2017, Polycom had GAAP revenue of $1.1 billion, Non-GAAP gross margin of 56.6%, Non-GAAP operating income of $183.1 million and Non-GAAP operating margin of 16.0%.

Significantly Enhances Plantronics Long-Term Shareholder Value

The transaction is expected to be immediately accretive to Non-GAAP EPS. Plantronics targets achieving annual run-rate cost synergies of $75 million within 12 months of transaction close.

Transaction Details

Under terms of the definitive agreement, Plantronics will acquire Polycom for $2.0 billion enterprise value consisting of an estimated $690 million of net debt and an estimated $948 million in cash and 6.352 million Plantronics shares, valued at $362 million based on the 20 trading day average closing price of Plantronics stock prior to signing, resulting in Polycom shareholders owning approximately 16.0% of the combined company. Estimated amounts are subject to customary post-closing adjustments per the definitive agreement. Frank Baker, Founder and Managing Partner, Siris Capital, and Daniel Moloney, Executive Partner, Siris Capital, will join Plantronics Board of Directors.

Transaction Financing

Plantronics intends to fund the cash portion of the consideration with cash on hand and approximately $1.375 billion in new, fully-committed debt financing. Wells Fargo Bank and affiliates have committed to provide the debt financing for the transaction, subject to customary conditions. Plantronics expects to pay down a significant portion of the debt within the next several years with cash on the balance sheet and through cash generation.

Advisors

Wells Fargo Securities is acting as lead financial advisor to Plantronics and Foley & Lardner LLP is serving as legal advisor. Morgan Stanley & Co. LLC is also serving as a financial advisor to Plantronics. Moelis & Company LLC and Macquarie Capital are acting as financial advisors to Polycom, along with Sidley Austin LLP who served as legal advisor.

Other Information

Effective April 1, 2018 Robert Hagerty, board member and Chairman of the Strategy and Mergers and Acquisitions committees, will assume the role of Chairman and Marv Tseu will assume the role of Vice-Chairman of the Plantronics Board of Directors.

Plantronics announced that it is reaffirming its financial outlook previously announced in its third fiscal quarter 2018 earnings press release dated January 30, 2018.

Conference Call Information

We have scheduled a conference call to discuss the Plantronics acquisition of Polycom. The conference call will take place today, March 28, 2018 at 8:00 a.m. EDT (5:00 a.m. PDT). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and reference conference ID #2385209 and the “Plantronics Conference Call.” The dial-in from North America is +1 (888) 301-8736 and the international dial-in is +1 (706) 634-7260. The conference call will also be simultaneously webcast in the Investor Relations section of our website.

A replay of the call with the conference ID #2385209 will be available until May 28, 2018 at +1 (855) 859-2056 for callers from North America and at +1 (404) 537-3406 for all other callers.

About Plantronics

Plantronics is an audio pioneer and a global leader in the communications industry. We create intelligent and adaptive solutions that support our customers’ most important needs: experiencing and facilitating simple and clear communications while enjoying distraction-free environments. Our solutions are used worldwide by consumers and businesses alike, and are an optimal choice for open office environments. From Unified Communications and customer service ecosystems, to data analytics and Bluetooth headsets, Plantronics delivers high-quality communications solutions that our customers count on today, while relentlessly innovating on behalf of their future. For more information visit Plantronics.com.

Plantronics is a registered trademark of Plantronics. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics under license. All other trademarks are the property of their respective owners.

About Polycom

Polycom helps organizations unleash the power of human collaboration. More than 400,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Polycom and its global partner ecosystem provide flexible collaboration solutions for any environment that deliver the best user experience, the broadest multivendor interoperability and unmatched investment protection. Visit www.Polycom.com or connect with us on Twitter, Facebook, and LinkedIn to learn more.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by Plantronics, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended , including statements relating to: (i) potential accretion from the transaction; (ii) expected synergies; (iii) benefits to our business that we expect  from the combination; (iv) expectations regarding timing; and (v) expectations regarding debt repayments, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

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the ability to: (i) realize expected synergies or operating efficiencies in connection with the proposed transaction within the expected time-frames or not at all and (ii) integrate Polycom's business in a timely and cost-efficient manner without adversely impacting operations, including new product launches;

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the effect of the announcement of the proposed transaction on (i) Polycom's and Plantronics' relationships with their respective customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues) and (ii) Polycom's and Plantronics' ability to retain and hire key personnel;

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the possibility that legal and regulatory enforcement matters that are pending at Polycom may adversely impact the results of the combined company despite indemnification that Siris Capital is providing;

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the risk that the financing that Plantronics must receive to consummate the proposed transaction is not obtained on the terms that we anticipate or that it is not available at all, which is magnified by the absence of a financing condition, and the risks associated with the increased leverage that the company will have as a result of the transaction;

•	the potential negative effects of the announcement of the proposed transaction on the market price of the company’s common stock, particularly in light of the issuance of stock in the transaction;

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uncertainties associated with any aspect of the proposed transaction, including: (i) the risk that not all conditions to closing of the proposed transaction will be satisfied or waived; (ii) uncertainties related to transaction costs; (iii) uncertainties related to the anticipated timing of filings and approvals relating to the proposed transaction; and (iv) the possibility that the proposed transaction does not close when expected or at all;

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risks relating to our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementation in the context of the transaction, our ability to forecast financial results of the combined company and the risk that reporting system integration could impact our ability to make timely and accurate SEC filings;

•	the potential impact of the transaction on our future tax rate and payments based on the consolidation of the global group and our ability to quickly integrate foreign operations;

•	the challenges of integrating the supply chains of the two companies;

•	the potential that our due diligence did not uncover risks and potential liabilities associated with the acquired business;

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our ability to realize and achieve positive financial results projected to arise in the Enterprise market from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and Huawei, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate (vi) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vii) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•	seasonality in one or more of our product categories;

•	general global macroeconomic and geo-political conditions, including but not limited to, fluctuations in the stock markets generally; and

•	slowdowns or downturns in economic conditions generally and in the market for consumer electronics, including voice, video and content solutions.
For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 10, 2017 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted EPS, which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-GAAP charges are detailed in our GAAP to non-GAAP reconciliation tables shown below. We exclude the expenses detailed in these reconciliation tables from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP. Historical reconciliations for Plantronics are available at investor.plantronics.com.

Polycom Non-GAAP Reconciliation:

($ in Millions)	CY 2017
	$	%
GAAP Revenue	$1,142.8

GAAP Gross Profit	$646.8	56.6%
Adjustments from GAAP[1]	0
Non-GAAP Gross Profit	$646.8	56.6%

GAAP Operating Income	$94.8	8.3%
Amortization of Purchased Intangibles	$4.7
Restructuring Costs	$9.1
Litigation Reserves and Payments	$0.7
Transaction-related Costs	$6.1
Other Corporate Items	$11.7
Amortization of Goodwill	$56.0
Non-GAAP Operating Income	$183.1	16.0%

1. For CY17 there were no adjustment from GAAP.

Plantronics Investor Contact:

Will Zelver
Manager, Investor Relations & External Reporting
+1 (831) 420-3168

Plantronics Media Contact:

George Gutierrez
Sr. Director, Global Communications & Content Strategy
+1 (831) 458-7537